UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

September 8, 2026

NEONC TECHNOLOGIES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-42567	92-1954864
(Commission File Number)	(IRS Employer Identification No.)

23975 Park Sorrento, Suite 205 Calabasas, CA	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 570-6844

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	NTHI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On September 8, 2026, NeOnc Technologies Holdings, Inc. (the “Company”) entered into securities purchase agreements (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”) relating to the registered direct offering and sale of an aggregate of 2,610,715 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 960,715 shares of Common Stock, and accompanying warrants to purchase up to an aggregate of 3,571,430 shares of Common Stock (the “Warrants” and the offering of the Shares, the Pre-Funded Warrants and the Warrants, the “Offering”) at a combined offering price of $4.20 per Share and accompanying Warrant, provided, that the combined purchase price per Pre-Funded Warrant and accompanying Warrant is identical to the purchase price per Share and accompanying Warrant, less the Pre-Funded Warrant exercise price of $0.0001 per share.

The gross proceeds to the Company from the Offering will be approximately $15 million, before deducting Placement Agent fees and other offering expenses payable by the Company. The Company expects to use the net proceeds from the Offering for working capital and general corporate purposes and for the redemption of Series A Convertible Preferred Stock. The Offering is expected to close on September 10, 2026, subject to the satisfaction of customary closing conditions (the “Closing Date”).

Terms of Warrants

The Warrants have an exercise price of $4.20 per share of Common Stock (as adjusted from time to time in accordance with the terms thereof). The Warrants will be immediately exercisable following the issuance date, subject to certain beneficial ownership limitations, and will expire five years following the date of issuance.

Terms of Pre-Funded Warrants

The purchase price of each Pre-Funded Warrant and accompanying Warrant will equal the price at which each Share and accompanying Warrant are being sold in this Offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant will be $0.0001 per share (as adjusted from time to time in accordance with the terms thereof). The Pre-Funded Warrants will be exercisable immediately upon issuance, subject to certain beneficial ownership limitations and may be exercised at any time until all the Pre-Funded Warrants are exercised in full.

The Shares, Warrants, Pre-Funded Warrants and the shares of Common Stock underlying the Warrants and the Pre-Funded Warrants (the “Warrant Shares”) were offered by the Company pursuant to a prospectus supplement dated September 8, 2026, and accompanying prospectus dated April 9, 2026, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-294845), which was declared effective by the Securities and Exchange Commission (“SEC”) on April 9, 2026.

Under the terms of the Purchase Agreement, and subject to certain exceptions, the Company has agreed not to, for a period of 30 days after the Closing Date, (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or (ii) file any registration statement or amendment or supplement thereto, other than this prospectus supplement, or filing a registration statement on Form S-8 in connection with any employee benefit plan.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and the Purchasers. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. Additionally, the Company has agreed to provide the Purchasers with customary indemnification under the Purchase Agreement.

Roth Capital Partners, LLC and A.G.P/Alliance Global Partners (together, the “Placement Agents”) acted as placement agents for the Offering pursuant to a placement agency agreement (the “Placement Agency Agreement”) dated September 8, 2026, by and between the Company and the Placement Agents. Pursuant to the Placement Agency Agreement, the Company has agreed to pay the Placement Agents a cash fee equal to 7.0% of the gross proceeds received by the Company in the Offering.

The Placement Agency Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties, and covenants contained in the Placement Agency Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by such parties.

In addition, our Chief Executive Officer and Chief Medical Officer have entered into lock-up agreements (the “Lock-Up Agreements”). Under the Lock-Up Agreements, our Chief Executive Officer and Chief Medical Officer may not, directly or indirectly, offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of any shares of Common Stock of the Company or securities convertible, exchangeable or exercisable into, shares of Common Stock of the Company beneficially owned, held or hereafter acquired by the Chief Executive Officer or Chief Medical Officer for a period of 90 days from the Closing Date.

The foregoing is only a summary of the material terms of the Placement Agency Agreement and the Purchase Agreement and is qualified in its entirety by reference to the full text of such agreements, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

The foregoing summaries of the Placement Agency Agreement, Purchase Agreement, Warrants and Pre-Funded Warrants do not purport to be complete and are subject to and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1, 10.2, 4.1, and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

A copy of the legal opinion of Manatt, Phelps & Phillips, LLP relating to the validity of the Shares, Warrants, Pre-Funded Warrants and Warrant Shares is filed herewith as Exhibit 5.1.

The foregoing summary and the exhibits hereto also are not intended to modify or supplement any disclosures about the Company in its reports filed with the SEC. In particular, the agreements and the related summary are not intended to be, and should not be relied upon, as disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The agreements contain representations and warranties by the Company, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the agreements were made solely for the benefit of the parties to the agreements; may be subject to limitations agreed upon by the contracting parties, including being subject to confidential disclosures that may modify, qualify or create exceptions to such representations and warranties; may be made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the agreements are filed with this report only to provide investors with information regarding the terms of the transactions contemplated thereby, and not to provide investors with any other factual information regarding the Company. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in our public disclosures.

Item 7.01 Regulation FD Disclosure.

On September 9, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

The information presented in Item 7.01 of this Current Report on Form 8-K and the accompanying press release shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Forward-Looking Statements

This Current Report on Form 8-K and the press release contain forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions, plans, prospects or strategies of the Company. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this Current Report on Form 8-K and the press release are based on certain assumptions and analyses made by the management of the Company in light of their respective experience and perception of historical trends, current conditions and expected future developments and their potential effects on the Company as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting the Company will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
4.1	Form of Common Warrant
4.2	Form of Pre-Funded Warrant
5.1	Opinion of Manatt, Phelps & Phillips, LLP
10.1	Placement Agency Agreement by and between the Company, Roth Capital Partners, LLC, and A.G.P./Alliance Global Partners, dated September 8, 2026*
10.2	Form of Securities Purchase Agreement by and among the Company and the Purchasers thereto, dated September 8, 2026*
23.1	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1)
99.1	Press Release dated September 9, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish a copy of any of the omitted exhibits or schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2026	NeOnc Technologies Holdings, Inc.

	By:	/s/ Amir Heshmatpour
		Name:	Amir Heshmatpour
		Title:	Chief Executive Officer, President and Executive Chairman